SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2011

TRAILER BRIDGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22837	13-3617986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10405 New Berlin Road East Jacksonville, Florida	32226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (904) 751-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 16, 2011, Trailer Bridge, Inc. (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”) Case No. 3:11-bk-08348.

In connection with the Bankruptcy Filing, on November 18, 2011, the Company entered into a Debtor-in-Possession Term Loan and Security Agreement (the “DIP Credit Agreement”), with Whippoorwill Distressed Opportunity Fund, L.P., WellPoint, Inc., Whippoorwill Institutional Partners, L.P., Whippoorwill Associates, Inc. Profit Sharing Plan, Principal Variable Contracts Fund, Inc. Income Account, and Principal Fund, Inc. Income Fund, as the lenders (the “Lenders”) and Law Debenture Trust Company of New York, as agent (the “Agent”). Pursuant to the terms of the DIP Credit Agreement, the Lenders agreed to lend up to $15,000,000 and the Company agreed to secure its obligations under the loan documents by granting the Agent, for the benefit of the Agent and the Lenders, a first-priority security interest in and lien upon all of the Company’s existing and after-acquired personal and real property subject to certain carve-outs as defined in the DIP Credit Agreement.

The interest rate provided under the DIP Credit Agreement is 7.0% and increases to 9.0% in the event of a default or event of default as defined in the DIP Credit Agreement. The DIP Credit Agreement requires the Company to pay a non-refundable upfront fee of 4.0% of the loan amount.

The DIP Credit Agreement limits, among other things, the Company’s ability to (i) incur indebtedness, (ii) incur or create liens, and (iii) dispose of assets. In addition to standard obligations, the DIP Credit Agreement provides for (x) a periodic delivery by the Company of its budget that has to be approved by a requisite number of Lenders set forth in the DIP Credit Agreement and (y) specific milestones that the Company must achieve by specific target dates.

The Company may terminate the DIP Credit Agreement prior to its maturity date upon 10 days written notice. The DIP Credit Agreement matures on the earliest to occur of: (a) one year from November 16, 2011; (b) certain earlier dates if certain Bankruptcy Court hearings or orders are not held or made; and (c) the acceleration of the loans made under the DIP Credit Agreement and the termination of the Lenders’ funding commitments pursuant to the terms of the DIP Credit Agreement

The description of the DIP Credit Agreement set forth above is qualified by reference to the DIP Credit Agreement filed herewith as Exhibit 10.1, which Exhibit is incorporated herein by reference.

Item 2.02 Results of operation and financial condition.

On November 21, 2011, Trailer Bridge, Inc. issued a press release regarding its unaudited financial results for its third quarter ended September 30, 2011. The text of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d):

Exhibit 10.1: Debtor in Possession Term Loan and Security Agreement by and among Trailer Bridge, Inc., a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code, as Borrower, Law Debenture Trust Company of New York, as Agent, and the Lenders from time to time party thereto, as Lenders, dated November 18, 2011

Exhibit 99.1:    Press Release dated November 21, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAILER BRIDGE, INC.

Date: November 21, 2011	By:	/s/ William G. Gotimer, Jr.
William G. Gotimer, Jr.
Co-Chief Executive Officer and General Counsel

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